UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 23, 2009 (March 23, 2009)

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

2677 North Main Street, Suite 360, Santa Ana, California 92705
(Address of principal executive offices)

(714) 480-0305
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

The Registrant terminated John Kinross-Kennedy, Certified Public Accountant (“Mr. Kinross-Kennedy”) as the Registrant’s independent auditor effective as of March 18, 2009.  This action has been approved by the Registrant’s Board of Directors. Mr. Kinross-Kennedy served as the Registrant's independent auditors for the Registrant's fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005.  Mr. Kinross-Kennedy’s reports on the Registrant's financial statements for the Registrant's fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005 (the “Reports”) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except as follows:

(1)
In Mr. Kinross-Kennedy’s report dated April 5, 2008 for financial statements for the Registrant’s fiscal year ended December 31, 2007, Mr. Kinross-Kennedy indicated that: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has not yet commenced operations.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(2)
In Mr. Kinross-Kennedy’s report dated April 2, 2006 for financial statements for the Registrant’s fiscal year ended December 31, 2006, Mr. Kinross-Kennedy indicated that: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has not yet commenced operations. This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(3)
In Mr. Kinross-Kennedy’s report dated April 17, 2006 for financial statements for the Registrant’s fiscal year ended December 31, 2005, Mr. Kinross-Kennedy indicated that: “In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through sales of common stock. In the interim, shareholders of the Company are committed to meeting its minimal operating expenses. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.”

            During the Registrant's former fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005, and until Mr. Kinross-Kennedy’s termination, there were no disagreements with Mr. Kinross-Kennedy within the meaning of Item 304 of Regulation S-K or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Mr. Kinross-Kennedy’s satisfaction, would have caused Mr. Kinross-Kennedy to make reference to the subject matter of the disagreements in connection with its Reports.

During the Registrant's former fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005, and until Mr. Kinross-Kennedy’s termination, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested Mr. Kinross-Kennedy to review the disclosure contained herein and has asked Mr. Kinross-Kennedy to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of Mr. Kinross-Kennedy’s views, or the respects in which Mr. Kinross-Kennedy does not agree with the statements contained herein.  A copy of Mr. Kinross-Kennedy’s letter will be filed hereto as an Exhibit in an amendment to this Current Report on Form 8-K.

On March 18, 2009, the Registrant engaged Hein & Associates LLP (“Hein”) as the Registrant's outside independent accounting firm.  This action has also been approved by the Registrant’s Board of Directors. During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Hein, neither the Registrant nor anyone on the Registrant's behalf consulted with Hein regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was the subject of a "disagreement" or a "reportable event."

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exh. No.	Description

16.1	Letter from John Kinross-Kennedy *

* To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: March 23, 2009	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO